EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-102044 on Form S-8 of our reports dated March 8, 2006, relating to the financial statements of UMB Financial Corporation and Subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Kansas City, Missouri March 15, 2006